Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Snowdon Resources Corporation of our report, dated August 11, 2008, which appears in the annual report on Form 10-KSB for the year ended April 30, 2008.

Vancouver, Canada	“MORGAN & COMPANY”
December 2, 2008	Chartered Accountants